SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549



                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



         Date of Report (Date of earliest event reported) June 27, 1996
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                          K.L.S. Enviro Resources, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Nevada                        33-62268              75-2460365
  ----------------------------       ----------------         -------------
  (State or other jurisdiction       (Commission File         (IRS Employer
      of incorporation)                  Number)            Identification No.)



                   3220 North Freeway, Fort Worth, Texas 76111
             -------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (817) 624-4844
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Item 5.   Other Events

         On June 27, 1996, the Registrant issued the following press release:


"FOR IMMEDIATE RELEASE                                  CONTACT: Raymond Kurzon
                                                                (817) 624-4844


             K.L.S. ENVIRO RESOURCES, INC. REPORTS OPERATING RESULTS

Ft. Worth, Texas, June 27, 1996 -- K.L.S. Enviro Resources, Inc. announced net income of $375,000, or $.04 per share, for the three months ended March 31, 1996, and net income of $306,000, also $.04 per share, for the six months ended March 31, 1996. The results for both periods included a one-time gain of $380,000 from the sale of the Company's flashlight manufacturing subsidiary, and respective losses from discontinued operations of $9,000 and $35,000 respectively. Results also included $48,000 and $99,000 for the three and six month periods, respectively, from sales of the Company's remaining shares of common stock of LaTeko Resources, Inc. Revenues from continuing operations were $925,000 and $1,705,000, respectively, for the three and six month periods ended March 31, 1996 as compared with $543,000 and $1,281,000, respectively, for the same periods of the prior year. For the three and six month periods ended March 31, 1995, the Company previously reported losses of $360,000 and $682,000, respectively, including gains of $90,000 and $163,000, respectively, from sales of marketable securities.

     Raymond H. Kurzon, CEO of K.L.S. Enviro Resources, Inc., stated, "We are extremely pleased to report that from the end of April to the middle of July the size of our fleet of drilling rigs is scheduled to increase from five to eight. Our 6th rig, a "blast hole rig", was exported to Mexico in May. Our 7th rig has been purchased and began drilling in June in Nevada. This rig has significantly greater depth capacity than the balance of the fleet and will be mobilized to an Alaskan project in July. Drilling rig No. 8 currently is under construction and is scheduled to commence work in July."

     Funding for acquisition of the 7th rig and completion of construction of the 8th rig recently was obtained through a $710,000 loan from an unrelated party. The loan is convertible into the Company's common stock at a conversion rate of $.30 per share.

     Mr. Kurzon also noted that the Company, while expanding its contract drilling operations, has discontinued its participation in exploration and development of its precious metals properties in the La Cienega area of Mexico and the Ryan Lode project in Alaska. The Company intends to pursue other projects for gold exploration and development as it locates opportunities and is able to promote or otherwise finance these activities.

     K.L.S. Enviro Resources, Inc. has administrative offices in Ft. Worth, Texas, with offices for its drilling and repair service operations located in Missoula, Montana. The Company's stock is traded over-the-counter on the NASD Electronic Bulletin Board under the symbol "KLSE".

                                   * * * * *"

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  July 1, 1996                      K.L.S. ENVIRO RESOURCES, INC.

                                          By:  /s/ Merlyn W. Dahlin
                                               ---------------------------------
                                               Merlyn W. Dahlin, Vice President